Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Earth Science Tech, Inc. (the “Company”) on Form 10-Q for the period ending December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wendell Hecker and William A. Leonard as Receiver for Earth Science Tech, Inc. in Case No. A-18-784952-C, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

RECEIVER FOR EARTH SCIENCE TECH, INC. CASE NO. A-18-784952-C CRISIS MANAGEMENT, INC.

Dated: April 27, 2022	By:	/s/ William A. Leonard Jr.
Crisis Management, Inc.

	Its:	Receiver

EARTH SCIENCE TECH, INC.

Dated: April 27, 2022	By:	/s/ Wendell Hecker
Wendell Hecker, under the supervision and direction of William A. Leonard Jr. and Crisis Management, Inc., receiver for Earth Science Tech, Inc. Case No. A-18-784952-C

	Its:	Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.